Exhibit T3A-46

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on April 5, 2021. /s/ Brendan C. Hughes Brendan C. Hughes Executive Deputy Secretary of State

Rev. 10/20

210402000 392	New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CSC-45	(This form must be printed or typed in black ink)
DRAWDOWN

ARTICLES OF ORGANIZATION

OF

COLUMBIA CARE NY RO LLC

(Insert name of LimitedLiability Company)

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Columbia Care NY RO LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is: New York

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:

Corporation Service Company

80 State Street

Albany, NY 12207-2543

/s/ Nicholas Vita	Nicholas Vita
(Signature of Organizer)	(Print or Type Name of Organizer)

DOS-1336-f (Rev.03/17	Page 1 of 2

CSC-45 ARTICLES OF ORGANIZATION OF DRAWDOWN COLUMBIA CARE NY RO LLC (Insert name ofLimited Liability Company) Under Section 203 of the Limited Liability Company Law Filer’s Name and Mailing Address: Jon Gothorpe, Esq. Name: Columbia Care LLC Company, if Applicable: 321 Billerica Road, Suite 204 Mailing Address: Chelmsford MA 01824 City, State and Zip Code: CUST REF# 742354 KXK NOTES: I. This form was prepared by the New York State Department of State for filing articles of organization for a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. 2. The Department of State recommends that legal documents be prepared under the guidance of an attorney. 3. The Limited Liability Company Law requires that the name end with “Limited Liability Company,” “LLC” or “L.L.C/’ The name of the limited liability company must be uniformly stated throughout this certificate. 4. The filer may not be the limited liability company being formed. 5. The certificate must be submitted with a $200 filing fee made payable to the Department of State. (For Office Use Only) STATE OF NEW YORK DEPARTMENT OF STATE FILED TAX$ BY: